EXHIBIT 10.3
FIRST AMENDMENT TO
CASTLEWOOD HOLDINGS LIMITED
2006-2010 ANNUAL INCENTIVE COMPENSATION PROGRAM
     WHEREAS, Castlewood Holdings Limited established the Castlewood Holdings Limited 2006-2010 Annual Incentive Compensation Program (the “Program”); and
     WHEREAS, the name of Castlewood Holdings Limited has been changed to Enstar Group Limited; and
     WHEREAS, it is desired to amend the Program to change the name of the Company, to change the reference to the Castlewood Holdings Limited 2006 Equity Incentive Plan to the Enstar Group Limited 2006 Equity Incentive Plan and to change the name of the Program to the Enstar Group Limited 2006-2010 Annual Incentive Compensation Program.
     NOW, THEREFORE, the Plan is hereby amended, effective March 30, 2007, to substitute Enstar Group Limited for Castlewood Holdings Limited each place it appears in the Program.